EXHIBIT 11

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 7, 1995 accompanying the October 31, 1995 financial statements of Astra Adjustable U.S. Government Securities Trust I, I-A, II, III, IV (each a series of shares of beneficial interest of Astra Strategic Investment Series) and our report dated December 7, 1995 accompanying the October 31, 1995 financial statements of Astra Institutional Adjustable U.S. Government Securities Portfolio (a series of shares of Astra Institutional Securities Trust) which are incorporated by reference in Part B of Post-Effective Amendment No. 62 to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.


                                        /s/ TAIT, WELLER & BAKER
                                        ------------------------
                                            Tait, Weller & Baker


Philadelphia, Pennsylvania
February 23, 1996